UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2005

VERSATA, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-29757	68-0255203
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

300 Lakeside Drive, Suite 1300, Oakland, California, 94612

(Address of principal executive office including zip code)

(510) 628-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

(a) On July 1, 2005, Versata, Inc. (the “Company”) presented to the Listing Qualifications Department of the NASDAQ Stock Market (“NASDAQ”) a plan to achieve and maintain compliance with all NASDAQ SmallCap Market listing requirements. On July 12, 2005, NASDAQ informed the Company that NASDAQ did not view the Company’s plan as adequate in addressing the compliance requirements, and that the Company could appeal NASDAQ’s decision to a Listing Qualifications Panel. Having considered various business, legal, and compliance factors relating to this matter, the Company determined not to appeal NASDAQ’s decision and, instead, to move the listing of the Company’s common stock to the Over-the-Counter Bulletin Board (“OTCBB”). The Company anticipates that the last day it will trade on the NASDAQ SmallCap Market is July 19, 2005.

Though the Company believes that it meets all of the eligibility requirements for trading on the OTCBB, the Company’s securities are not immediately eligible to trade on the OTCBB. The securities are eligible if a market maker makes an application, namely a Form 211, to register in, and quote, the securities in accordance with SEC Rule 15c2-11, and such application is cleared. Only a market maker, not the Company, may file a Form 211. The Company has contacted a market maker who intends to investigate the making of such an application.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSATA, INC.

Date: July 15, 2005

	By:	/s/ William Frederick
William Frederick
Chief Financial Officer and Vice President